Exhibit 4.1

SHARES **Ordinary רגילות** מניות

Galmed Pharmaceuticals Ltd.

NO. מס.

SHARE CERTIFICATE

תעודת מניה

Authorized Capital: NIS 500,000

ההון הרשום: 500,000 ₪

Divided into - 50,000,000 Ordinary Shares of NIS 0.01 par value each

מחולק ל-50,000,000 מניות רגילות, 0.01 ₪ ע.נ. כל אחת

THIS IS TO CERTIFY THAT

____

זאת לעדות כי

is the Registered Holder of **Ordinary Shares**

______

הוא הבעלים הרשום של **מניות רגילות**

of NIS 0.01 par value each

בנות 0.01 ₪ כל אחת

Fully paid up in the above named Company, subject to the Articles of Association of the Company.

אשר תמורתן שולמה במלואה בהתאם לתקנון ההתאגדות של החברה.

Given under the Company Seal.

נערך ונחתם בחותמת החברה.

This __ Day of __________, 2013 __________ לחודש ____ ב יום

Signatures: חתימות:

____

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW OF ANOTHER JURISDICTION (“THE ACT”). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR OTHER EXEMPTIONS UNDER APPLICABLE LAW OR (ii) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE ARTICLES OF ASSOCIATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME. COPIES OF SUCH ARTICLES MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS OF THE ITA RULING AND THE PROVISIONS OF CHAPTER E2 OF THE ISRAELI INCOME TAX ORDINANCE [NEW VERSION]- 1961. COPIES OF SUCH ITA RULING MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY”